EXHIBIT 23.1



                           CONSENT OF BDO SEIDMAN, LLP


TEL-SAVE HOLDINGS, INC.
New Hope, Pennsylvania


We hereby consent to the incorporation by reference in this Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of our reports dated January 29, 1997 relating to the consolidated financial statements and schedule of Tel-Save Holdings, Inc. and Subsidiaries (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Joint Proxy Statement/ Prospectus.


/s/  BDO Seidman, LLP
     -----------------------
     BDO Seidman, LLP


New York, New York
October 24, 1997